As filed with the Securities and Exchange Commission on February 20, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2

to

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Safe-T Group Ltd.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8 Abba Eban Ave.

Herzliya

4672526 Israel

+972-077-9709030

(Address and telephone number of registrant’s principal executive offices)

Safe-T USA Inc.

51 John F. Kennedy Parkway

First Floor West at Regus

Short Hills, NJ 07078

Tel: 888.304.5010

(Name, address, and telephone number of agent for service)

Copies to:

Oded Har-Even, Esq. David Huberman, Esq. Zysman, Aharoni, Gayer and Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Tel: 212.660.3000	Eitan Shmueli, Adv. Gregory Irgo, Adv. Lipa Meir & Co 2 Weitzmann St. Tel Aviv 6423902, Israel Tel: +972.3.607.0690

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

Pursuant to Rule 429(a) under the Securities Act, the prospectus included in this registration statement is a combined prospectus relating to 3,790,804 ADSs, of which 1,112,812 were registered and remain unsold under the registrant’s prior registration statement No. 333-233724, which was declared effective on September 27, 2019 and registration statement No. 333-235368, which was declared effective on December 16, 2019, together, the Prior Registration Statements. Pursuant to Rule 429(b), this registration statement, upon effectiveness, also constitutes a Post-Effective Amendment to the Prior Registration Statements, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. If securities previously registered under the Prior Registration Statements are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated February 20, 2020

PROSPECTUS

SAFE-T GROUP LTD.

Up to 3,790,804 American Depositary Shares Representing Ordinary Shares

The selling shareholders identified in this prospectus may offer from time to time up to 3,790,804 American Depositary Shares, or ADSs, including (i) 1,431 ADSs issuable upon the exercise of Series B warrants, pursuant to a warrant exchange agreement dated January 22, 2019; (ii) 131,866 ADSs issued pursuant to a Share and Asset Purchase Agreement dated April 4, 2019; (iii) (a) 651,281 ADSs issuable upon the conversion of debentures including accrued interest, and (b) 952,872 ADSs issuable upon the exercise of warrants, pursuant to a Securities Purchase Agreement, dated April 9, 2019; (iv) (a) 143,688 ADSs issuable upon the conversion of debentures including accrued interest, and (b) 126,984 ADSs issuable upon the exercise of warrants, pursuant to a Securities Purchase Agreement dated August 30, 2019; (v) (a) 181,519 ADSs issuable upon the conversion of debentures including accrued interest, and (b) 158,730 ADSs issuable upon the exercise of warrants, pursuant to a Securities Purchase Agreement, dated October 31, 2019; (vi) (a) 489,968 ADSs issuable upon the conversion of debentures including accrued interest, and (b) 422,912 ADSs issuable upon the exercise of warrants, pursuant to a Securities Purchase Agreement, dated December 23, 2019; and (vii) 529,553 ADSs issuable upon the exercise of warrants issued on December 26, 2019, in a concurrent private placement to our registered direct offering that closed on December 26, 2019, or the December Registered Direct Offering. This prospectus is a combined prospectus relating to 3,790,804 ADSs, of which 1,112,812 were registered and remain unsold under our prior registration statement No. 333-233724, which was declared effective on September 27, 2019 and registration statement No. 333-235368, which was declared effective on December 16, 2019, together, the Prior Registration Statements. As of the date hereof, 600,932 ADSs were registered and remain unsold under registration statement No. 333-233724, and 511,880 ADSs were registered and remain unsold under registration statement No. 333-235368.

This prospectus describes the general manner in which the ADSs may be offered and sold by the selling shareholders. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus. We are not selling any shares under this prospectus and will not receive any proceeds from the sale of the shares by the selling shareholders.

The ADSs, each representing 40 of our Ordinary Shares, evidenced by American Depositary Receipts, are traded on the Nasdaq Capital Market under the symbol “SFET.” On February 14, 2020, the last reported sale price of our ADSs was $2.24 per ADS.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements.

AN INVESTMENT IN OUR SECURITIES INVOLVES RISKS. SEE THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 4.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2020

You should rely only on the information contained in this prospectus, including information incorporated by reference herein, and any prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling shareholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to purchase, the ADSs offered by this prospectus and any prospectus supplement in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the ADSs.

For investors outside of the United States: Neither we nor any of the selling shareholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

In this prospectus, “we,” “us,” “our,” the “Company” and “Safe-T” refer to Safe-T Group Ltd. and its wholly owned subsidiaries, NetNut Ltd., an Israeli corporation, and Safe-T Data A.R Ltd., an Israeli corporation, and its wholly owned subsidiary, Safe-T USA Inc., a Delaware corporation. References to “Ordinary Shares” mean our Ordinary Shares, no par value.

i

ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the selling shareholders identified in this prospectus may offer from time to time up to 3,790,804 American Depositary Shares, or ADSs, including (i) 1,431 ADSs issuable upon the exercise of Series B warrants, pursuant to a warrant exchange agreement dated January 22, 2019; (ii) 131,866 ADSs issued pursuant to a Share and Asset Purchase Agreement dated April 4, 2019; (iii) (a) 651,281 ADSs issuable upon the conversion of debentures including accrued interest, and (b) 952,872 ADSs issuable upon the exercise of warrants, pursuant to a Securities Purchase Agreement, dated April 9, 2019; (iv) (a) 143,688 ADSs issuable upon the conversion of debentures including accrued interest, and (b) 126,984 ADSs issuable upon the exercise of warrants, pursuant to a Securities Purchase Agreement dated August 30, 2019; (v) (a) 181,519 ADSs issuable upon the conversion of debentures including accrued interest, and (b) 158,730 ADSs issuable upon the exercise of warrants, pursuant to a Securities Purchase Agreement, dated October 31, 2019; (vi) (a) 489,968 ADSs issuable upon the conversion of debentures including accrued interest, and (b) 422,912 ADSs issuable upon the exercise of warrants, pursuant to a Securities Purchase Agreement, dated December 23, 2019; and (vii) 529,553 ADSs issuable upon the exercise of warrants issued on December 26, 2019, in a concurrent private placement to our December Registered Direct Offering. This prospectus is a combined prospectus relating to 3,790,804 ADSs, of which 1,112,812 were registered and remain unsold under the Prior Registration Statements.

If necessary, the specific manner in which the ADSs may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any applicable prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

OUR COMPANY

We develop and market Zero Trust Access solutions which mitigate attacks on enterprises’ business-critical services and sensitive data, while ensuring full business continuity. We ensure all access use cases of the organization, whether into the organization or out to the internet, are secured according to Zero Trust concepts of ‘validate first, access later.’ Our wide range of access solutions reduces our customers’ attack surface, and allows for smooth and efficient traffic flow, empowering enterprises to safely migrate to the cloud and enables digital transformation. Our patented Reverse-Access technology, and proprietary routing technology, help secure data, services, and networks from internal and external threats.

We believe that our innovative products create strong perimeter security as a result of our patented Reverse-Access technology. Reverse-Access is an innovative and unique technology, providing for “reverse movement” of communication, and is designed to reduce the need to store sensitive data in the demilitarized zone, and to open ports in an organization’s firewall, thus enabling secure access to networks and services.

Following our acquisition of NetNut Ltd., or NetNut, we launched our Secure Internet Access service. Our Secure Internet Access service network is based on partnership agreements and technology which enables its customer to access the internet through tens of internet service provider networks and 12 points of presence across major internet exchange points globally. The service’s performance and scalability are enhanced by NetNut’s proprietary proxy traffic optimization and routing technology.

April 2019 Financing and Related Matters

On April 9, 2019, we entered into a convertible loan transaction, or the April 2019 Financing, with certain institutional investors, or the Lenders, whereby we obtained a convertible loan in an aggregate amount of $6,000,000, for the issuance of convertible debentures, or the April 2019 Financing Debentures, and warrants to purchase our ADSs, or the April 2019 Financing Warrants. In connection therewith we also entered into a registration rights agreement, or the April 2019 Registration Rights Agreement.

The April 2019 Financing Debentures have an 18-month term and bear interest at 8% per annum, payable quarterly in cash or ADSs. Upon issuance, the April 2019 Financing Debentures were convertible at $41.00 per ADS. Pursuant to an adjustment clause with respect to subsequent issuance of our securities, the conversion price of the April 2019 Financing Debentures was reset to its floor price of $8.00 per ADS. The April 2019 Financing Debentures contain other customary anti-dilution features, with the Black-Scholes value of the April 2019 Financing Debentures payable upon the occurrence of a fundamental transaction. We can redeem the April 2019 Financing Debentures after the effective date of a resale registration statement, upon 20 trading days prior notice to the Lenders at 120% of the principal amount of the April 2019 Financing Debentures, plus accrued interest.

Upon issuance, the April 2019 Financing Warrants had an exercise price per ADS of $47.15, with 100% warrant coverage to the value of the April 2019 Financing Debentures. The Warrants have a five-year term and are exercisable for cash or on a cashless basis if no resale registration statement is available for resale of the ADSs issuable upon exercise of the April 2019 Financing Warrants. The exercise price of the April 2019 Financing Warrants was reset to its floor price of $8.00. The April 2019 Financing Warrants contain other customary anti-dilution provisions, with the Black-Scholes value of the warrants payable upon the occurrence of a fundamental transaction.

The Lenders were granted a 12-month participation right in a future financing equal to 50% of the subsequent financing, which will end on June 5, 2020. The Lenders had a right to purchase additional debentures on the same terms until December 4, 2019, or the Greenshoe Option, which was extended until January 4, 2020, and has now expired. The Lenders have a most favored nation right, or the Most Favored Nation Right, for the term of the debenture with respect to a subsequent financing on better terms such that the Lenders may convert into the subsequent financing on a dollar-for-dollar basis. Each of our wholly owned subsidiaries guarantees the obligations under the April 2019 Financing Debentures. The April 2019 Financing Debentures and the April 2019 Financing Warrants contain customary beneficial ownership blockers for the Lenders, which will prevent a Lender from acquiring a controlling block in us.

On August 30, 2019, we entered into a Securities Purchase Agreement with one of the Lenders that partially exercised its Greenshoe Option with respect to $400,000 of additional debentures convertible into our ADSs, or the August Greenshoe Debentures. Following the issuance of the August Greenshoe Debentures, we filed a registration statement on Form F-3 (File No. 333-233724) on September 12, 2019, which was declared effective on September 27, 2019, to register the resale up to 893,066 ADSs, covering the resale of (i) the ADSs underlying the August Greenshoe Debentures, (ii) certain of the ADSs previously registered under our previous registration statement on Form F-1 (File No. 333-230909) (for which the prospectus included therein is not part of this combined prospectus, and for which this combined prospectus is not a post-effective amendment thereto), and certain other securities.

On October 31, 2019, we entered into a Securities Purchase Agreement with one of the Lenders that partially exercised its Greenshoe Option with respect to $500,000 of additional debentures convertible into our ADSs, or the October Greenshoe Debentures. Following the issuance of the October Greenshoe Debentures we filed a registration statement on Form F-3 (File No. 333-235368) on December 5, 2019, which was declared effective on December 16, 2019, to register the resale of up to 540,559 ADSs, covering the resale of the ADSs underlying the October Greenshoe Debentures. Additionally, on December 23, 2019, we entered into a Securities Purchase Agreement with the Lenders that exercised an additional part of their Greenshoe Option, in connection with a convertible debenture in the aggregate principal amount of $1,332,171, or the December Greenshoe Debentures and together with the August Greenshoe Debentures and the October Greenshoe Debentures, the Greenshoe Debentures. The outstanding April 2019 Financing Debentures and the outstanding Greenshoe Debentures are convertible at $8.00 per ADS, subject to adjustment pursuant to the Most Favored Nation Right. We have agreed with the Lenders that the Lenders may exercise their respective Most Favored Nation Rights at any time, while the respective debenture is outstanding, in connection with our December Registered Direct Offering and concurrent private placement that closed on December 26, 2019. If the Lenders decide to exercise their Most Favored Nation Rights in connection with the December Registered Direct Offering, then the Lenders will exchange their outstanding April 2019 Financing Debentures and outstanding Greenshoe Debentures for (i) ADSs at an exchange rate equal to $3.15, the per ADS offering price in the December Registered Direct Offering, and (ii) an even number of ADS purchase warrants, or the MFN Warrants, which MFN Warrants shall be in form and substance identical to the warrants issued in the concurrent private placement to the December Registered Direct Offering.

Following entering into the Securities Purchase Agreement dated December 23, 2019, and as a result of the number of Ordinary Shares issuable under the December Greenshoe Debentures, on January 28, 2020, the Company’s shareholders approved an increase of the authorized share capital of the Company by an additional 1,250,000,000 Ordinary Shares, following which the authorized share capital of the Company is 1,500,000,000 Ordinary Shares.

ABOUT THIS OFFERING

This prospectus relates to the resale by the selling shareholders identified in this prospectus of up to 3,790,804 ADSs including (i) 1,431 ADSs issuable upon the exercise of Series B warrants, pursuant to a warrant exchange agreement dated January 22, 2019; (ii) 131,866 ADSs issued pursuant to a Share and Asset Purchase Agreement dated April 4, 2019; (iii) (a) 651,281 ADSs issuable upon the conversion of debentures including accrued interest, and (b) 952,872 ADSs issuable upon the exercise of warrants, pursuant to a Securities Purchase Agreement, dated April 9, 2019; (iv) (a) 143,688 ADSs issuable upon the conversion of debentures including accrued interest, and (b) 126,984 ADSs issuable upon the exercise of warrants, pursuant to a Securities Purchase Agreement dated August 30, 2019; (v) (a) 181,519 ADSs issuable upon the conversion of debentures including accrued interest, and (b) 158,730 ADSs issuable upon the exercise of warrants, pursuant to a Securities Purchase Agreement, dated October 31, 2019; (vi) (a) 489,968 ADSs issuable upon the conversion of debentures including accrued interest, and (b) 422,912 ADSs issuable upon the exercise of warrants, pursuant to a Securities Purchase Agreement, dated December 23, 2019; and (vii) 529,553 ADSs issuable upon the exercise of warrants issued on December 26, 2019, in a concurrent private placement to our December Registered Direct Offering. This prospectus is a combined prospectus relating to 3,790,804 ADSs, of which 1,112,812 were registered and remain unsold under the Prior Registration Statements.

Of the total 3,790,804 ADSs that we are offering hereby (under this combined prospectus), 3,658,938 of such ADSs are being offered for resale by the Lenders. Of such ADSs, 2,126,634 ADSs are issuable pursuant to the initial April 2019 Financing, and the remaining 1,532,304 ADSs are issuable pursuant to the Lenders Greenshoe Option, in each case subject to adjustments pursuant to the Most Favored Nation Right.

Of the total 2,677,992 ADSs that we are registering under the registration statement of which this prospectus forms a part, 2,148,439 ADSs are being offered for resale by the Lenders. Of such ADSs, 870,468 ADSs are issuable pursuant to the initial April 2019 Financing, and 1,277,971 ADSs are issuable pursuant to the Lenders Greenshoe Option, in each case subject to adjustments pursuant to the Most Favored Nation Right. The remaining amount of 529,553 ADSs are issuable upon the exercise of warrants issued on December 26, 2019, in a concurrent private placement to our December Registered Direct Offering.

While the Prior Registration Statements registered ADSs issuable pursuant to (i) the April 2019 Financing, (ii) the August Greenshoe Debentures and (iii) the October Greenshoe Debentures, if the Lenders decide to exercise their Most Favored Nation Rights, then the Lenders will be able to exchange their outstanding April 2019 Financing Debentures and outstanding Greenshoe Debentures for (i) ADSs at an exchange rate equal to $3.15 instead of the previous floor price of $8.00, and (ii) an even number of MFN Warrants. See “Our Company – April 2019 Financing and Related Matters” above. Accordingly, the outstanding April 2019 Financing Debentures and outstanding Greenshoe Debentures are now convertible into a greater number of ADSs than were previously registered under the Prior Registration Statements.

All of the ADSs, when sold, will be sold by these selling shareholders. The selling shareholders may sell their ADSs from time to time at prevailing market prices. We will not receive any proceeds from the sale of the ADSs.

ADSs Offered	Up to 3,790,804 ADSs (representing 151,632,160 Ordinary Shares).

Ordinary Shares Currently Outstanding	66,859,992 (which number assumes the exercise of warrants to purchase 1,431 ADSs (representing 57,240 Ordinary Shares) with a nominal exercise price, and the exercise of prefunded warrants to purchase 36,392 ADSs (representing 1,455,680 Ordinary Shares))

Use of Proceeds:

We will not receive any proceeds from the sale of the ADSs subject to resale by the selling shareholders under this prospectus; however, we may receive up to an aggregate of approximately $9.1 million in proceeds upon the exercise of all of 2,202,390 warrants held by and issuable to the selling shareholders hereunder, if they choose to exercise such warrants.

Such warrants consist of the: (i) April 2019 Financing Warrants, which have an exercise price of $8.00 per ADS and are exercisable into 105,090 ADSs, (ii) warrants which have an exercise price of $7.70 per ADS and are exercisable into 344,144 ADSs, (iii) warrants issuable to the Lenders upon the exchange of the April 2019 Financing Debentures and the Greenshoe Debentures, upon the exercise of their Most Favored Nation Rights in full in connection with the December Registered Direct Offering, which warrants would have an exercise price of $3.30 per ADS and would be exercisable into 1,223,603 ADSs; and (iv) warrants issued on December 26, 2019, which have an exercise price of $3.30 ADS and are exercisable into 529,553 ADSs.

Risk Factors:	An investment in the ADSs offered under this prospectus is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section and other information in this prospectus and the documents incorporated by reference herein for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Nasdaq Capital Market and TASE Symbol:	“SFET.”

RISK FACTORS

Investing in the ADSs involves risks. Please carefully consider the risk factors described below and in our periodic reports filed with the SEC, including those set forth under the caption “Item 3. Key Information - D. Risk Factors” in our most recently filed annual report on Form 20-F, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. You should be able to bear a complete loss of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, contain and will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate” “objective,” “goal,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategy, future operations, projected financial position, proposed products, anticipated collaborations, estimated future revenues, projected costs, future prospects, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives, are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties, that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus (if any) under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 20-F, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the U.S. Securities and Exchange Commission, or the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus, the documents incorporated by reference herein, and any prospectus supplement.

Selected Financial Data

The selected consolidated financial data for the fiscal years set forth in the table below have been derived from our consolidated financial statements and notes thereto. We derived the selected data under the captions “Consolidated Statements of Profit or Loss” for the years ended December 31, 2018 and 2017, and “Consolidated Statements of Financial Position Data” as of December 31, 2018 and 2017 from the audited consolidated financial statements included our Annual Report on Form 20-F for the year ended December 31, 2018. We derived the selected data under the captions “Consolidated Statements of Profit or Loss” for the nine months ended September 30, 2019 and 2018, and “Consolidated Statements of Financial Position” as of September 30, 2019 from our unaudited interim condensed consolidated financial results as of September 30, 2019, included in our Report on Form 6-K filed on November 27, 2019. The selected financial data should be read in conjunction with our consolidated financial statements, and are qualified entirely by reference to such consolidated financial statements. Other financial and operating data contains unaudited information that is not derived from our consolidated financial statements.

	Year Ended December 31,		Nine Months Ended September 30,
U.S. dollars in thousands, except share and per share data	2017	2018	2018	2019
Consolidated Statements of Profit or Loss:
Revenues	1,096	1,466	1,003	2,170
Cost of revenues	583	791	607	1,020
Gross profit	513	675	396	1,150
Research and development expenses, net	1,608	2,414	1,637	1,936
Selling and marketing expenses	4,051	5,542	4,269	2,687
General and administrative expenses	2,150	1,925	1,367	2,457
Contingent consideration measurement	-	-	-	223
Total operating expenses	7,809	9,881	7,273	7,303
Operating loss	(7,296)	(9,206)	(6,877)	(6,153)
Finance income (expenses), net	1,984	(2,541)	(1,642)	4,415
Loss before taxes on income	(5,312)	(11,747)	(8,519)	(1,738)
Tax benefit (taxes on income), net	(1)	(6)	(3)	32
Net loss	(5,313)	(11,753)	(8,522)	(1,706)
Basic loss per Ordinary Share *	(5.76)	(6.66)	(6.29)	(0.22)
Diluted loss per Ordinary Share *	(5.76)	(6.99)	(6.55)	(0.42)

*	Adjusted retrospectively to reflect a 20:1 reverse share split of our Ordinary Shares effective as October 21, 2019

	As of December 31,		As of September 30,
U.S. dollars in thousands	2017	2018	2019
Consolidated Statements of Financial Position:
Cash and cash equivalents	3,514	3,717	973
Total assets	5,927	6,368	16,263
Total non-current liabilities	1,215	1,060	3,257
Accumulated deficit	(37,936)	(49,689)	(51,395)
Total shareholders’ equity	3,141	3,710	8,042

capitalization

The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2019:

●	on an actual basis; and

●	on a pro forma basis to give effect to: (i) the issuance of 121,400 units at the public offering price of $7.00 per unit and 378,500 pre-funded units at the public offering price of $6.999 per pre-funded unit, as offered by us in the November 2019 Offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, as if the sale of the units had occurred on September 30, 2019 and assuming the full exercise of the pre-funded warrants, but excluding the proceeds, if any, from the exercise of the warrants issued in the November 2019 Offering; (ii) the repayment of $470,000 of the April 2019 Financing Debentures based on their carrying amount as of September 30, 2019; (iii) the issuance of the October Greenshoe Debentures in consideration of $500,000 based on the applicable carrying amount as of September 30, 2019; (iv) the conversion of debentures based on their carrying amount as of September 30, 2019 into an aggregate of 291,929 ADSs under the April 2019 Financing Debentures, from October 1, 2019 through January 21, 2020, at an average conversion price per ADS of approximately $7.21; (v) the payment by us of an aggregate of $330,000 to one of the Lenders in consideration for a waiver of certain Most Favored Nation Rights with respect to the November 2019 Offering; (vi) the exercise of warrants into 10,000 ADSs for an aggregate of $77,000; (vii) the issuance of 269,272 units at the public offering price of $3.15 per unit and 260,281 pre-funded units at the public offering price of $3.149 per pre-funded unit, as offered by us in the December Registered Direct Offering, including the issuance of warrants to purchase up to 529,553 ADSs, at an initial exercise price of $3.30 per ADS, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, as if the sale of the units had occurred on September 30, 2019, and the actual issuance of 223,889 of such pre-funded warrants; (viii) the grant of options to purchase 66,330 Ordinary Shares to a consultant at a fair value of $30,000; and (ix) the issuance of the December Greenshoe Debentures in consideration of $1,332,171 based on the applicable carrying amount as of September 30, 2019.

The information in this table should be read in conjunction with and is qualified by reference to the financial information thereto and other financial information incorporated by reference into this prospectus.

	As of September 30, 2019 (Unaudited)
U.S. dollars in thousands	Actual	Pro Forma

Cash and cash equivalents	973	6,392
Convertible debentures	1,699	2,817
Derivative financial instruments	-	1,010

Shareholders’ equity:
Ordinary shares	-	-
Share premium	47,424	49,807
Other equity reserves	12,013	13,677
Accumulated deficit	(51,395)	(52,151)
Total shareholders’ equity	8,042	11,333
Total capitalization	8,042	11,333

USE OF PROCEEDS

We will not receive any proceeds from the sale of the ADSs subject to resale by the selling shareholders under this prospectus; however, we may receive up to an aggregate of approximately $9.1 million in proceeds upon the exercise of all of 2,202,390 warrants held by and issuable to the selling shareholders hereunder, if they choose to exercise such warrants.

Such warrants consist of the: (i) April 2019 Financing Warrants, which have an exercise price of $8.00 per ADS and are exercisable into 105,090 ADSs, (ii) warrants which have an exercise price of $7.70 per ADS and are exercisable into 344,144 ADSs, (iii) warrants issuable to the Lenders upon the exchange of the April 2019 Financing Debentures and the Greenshoe Debentures, upon the exercise of their Most Favored Nation Rights in full in connection with the December Registered Direct Offering, which warrants would have an exercise price of $3.30 per ADS and would be exercisable into 1,223,603 ADSs; and (iv) warrants issued on December 26, 2019, which have an exercise price of $3.30 ADS and are exercisable into 529,553 ADSs.

The selling shareholders have not presently advised us of their intention to exercise the warrants at this time. All potential proceeds will be used for general working capital purposes.

We will incur all costs associated with the preparation and filing of the registration statement of which this prospectus is a part. Brokerage fees, commissions and similar expenses, if any, attributable to the sale of shares offered hereby will be borne by the applicable selling stockholders.

SELLING SHAREHOLDERS

We are registering for resale by the Selling Shareholders identified below up to 3,790,804 ADSs including (i) 1,431 ADSs issuable upon the exercise of Series B warrants, pursuant to a warrant exchange agreement dated January 22, 2019; (ii) 131,866 ADSs issued pursuant to a Share and Asset Purchase Agreement dated April 4, 2019; (iii) (a) 651,281 ADSs issuable upon the conversion of debentures including accrued interest, and (b) 952,872 ADSs issuable upon the exercise of warrants, pursuant to a Securities Purchase Agreement, dated April 9, 2019; (iv) (a) 143,688 ADSs issuable upon the conversion of debentures including accrued interest, and (b) 126,984 ADSs issuable upon the exercise of warrants, pursuant to a Securities Purchase Agreement dated August 30, 2019; (v) (a) 181,519 ADSs issuable upon the conversion of debentures including accrued interest, and (b) 158,730 ADSs issuable upon the exercise of warrants, pursuant to a Securities Purchase Agreement, dated October 31, 2019; (vi) (a) 489,968 ADSs issuable upon the conversion of debentures including accrued interest, and (b) 422,912 ADSs issuable upon the exercise of warrants, pursuant to a Securities Purchase Agreement, dated December 23, 2019; and (vii) 529,553 ADSs issuable upon the exercise of warrants issued on December 26, 2019 in a concurrent private placement to our December Registered Direct Offering. This prospectus is a combined prospectus relating to 3,790,804 ADSs, of which 1,112,812 were registered and remain unsold under the Prior Registration Statements.

Of the total 3,790,804 ADSs that we are offering hereby, 3,658,938 of such ADSs are being offered for resale by the Lenders. Of such ADSs, 2,126,634 ADSs are issuable pursuant to the initial April 2019 Financing, and the remaining 1,532,304 ADSs are issuable pursuant to the Lenders Greenshoe Option, in each case subject to adjustments pursuant to the Most Favored Nation Right.

See “Our Company—April 2019 Financing and Related Matters,” above for additional information regarding the issuance of the foregoing securities. We have agreed to file the registration statement of which this prospectus forms a part covering the resale of the ADSs sold in the private placements. We are registering the ADSs in order to permit the selling shareholders to offer the Ordinary Shares represented by ADSs for resale from time to time.

Other than Moshe Yehuda Kremer and Barak Avitbul, who provide services to NetNut as its Chief Technology Officer and Chief Executive Officer, respectively, to our knowledge, none of the selling shareholders are employees or suppliers of ours or our affiliates. Within the past three years, other than the relationships described herein, none of the selling shareholders has held a position as an officer a director of ours, nor has any selling shareholders had any material relationship of any kind with us or any of our affiliates. All information with respect to share ownership has been furnished by the selling shareholders, unless otherwise noted. The ADSs being offered are being registered to permit secondary trading of such ADSs and each selling shareholder may offer all or part of the ADSs it owns for resale from time to time pursuant to this prospectus. None of the selling shareholders has any family relationships with our officers, other directors or controlling shareholders.

Any selling shareholders who are affiliates of broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act, while any participating broker-dealers are deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts given to any such selling shareholders or broker-dealer will, or may, as the case may be, be regarded as underwriting commissions or discounts under the Securities Act.

The term “selling shareholders” also includes any transferees, pledgees, donees, or other successors in interest to the selling shareholders named in the table below. Unless otherwise indicated, to our knowledge, each person named in the table below has sole voting and investment power (subject to applicable community property laws) with respect to the ADSs set forth opposite such person’s name. To the extent required, we will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling shareholders who are able to use this prospectus to resell the ADSs registered hereby.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the Ordinary Shares held by the selling shareholders. The second column lists the number of Ordinary Shares beneficially owned by each of the selling shareholders, based on its ownership of Ordinary Shares, as of January 21, 2020.

The third column lists the Ordinary Shares being offered by this prospectus by the selling shareholders.

The fourth column assumes the sale of all of the Ordinary Shares offered by the selling shareholders pursuant to this prospectus. The selling shareholders may sell all, some or none of their shares pursuant to this prospectus. See “Plan of Distribution.” Except as indicated below or as otherwise described in this prospectus, each of the selling shareholders has represented to us that it is not a registered broker-dealer or affiliated with a registered broker-dealer.

Name of Selling Shareholders	ADSs Beneficially Owned Prior to Offering (1)		Maximum Number of ADSs to be Sold Pursuant to this Prospectus	ADSs Owned Immediately After Sale of Maximum Number of ADSs in this Offering
Alpha Capital Anstalt (2)	1,737,932	(3)	1,464,299	273,633
Anson Investments Master Fund LP (4)	2,749,062	(5)	2,194,639	554,423
DiviNetworks Ltd. (6)	48,809		86,013	0
Baroma AG (7)	17,013		27,642	0
O.R.B. Spring Ltd. (8)	3,245		6,042	0
Pinhas Smotney	3,069		5,108	0
Aharon Kinderman	2,977		4,954	0
Barak Avitbul	0		762	0
Moshe Yehuda Kremer	808		1,345	0

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Ordinary Shares subject to options or warrants currently exercisable, or exercisable within 60 days of January 23, 2020, are counted as outstanding for computing the percentage of the selling shareholder holding such options or warrants but are not counted as outstanding for computing the percentage of any other selling shareholder.
(2)	Konrad Ackerman has voting and dispositive power over the securities owned by Alpha Capital Anstalt, or Alpha. The address of Alpha is c/o LH Financial, 510 Madison Ave, Suite 1400, New York, NY 10022.
(3)	Includes: (i) 67,958 ADSs (representing 2,718,320 Ordinary Shares); (ii) $1.17 million worth of debentures convertible into 634,380 ADSs (representing 25,375,200 Ordinary Shares); and (iii) warrants to purchase up to 1,035,594 ADSs (representing 41,423,760 Ordinary Shares). All of the warrants, the April 2019 Financing Debentures and the Greenshoe Debentures have a blocker provision that subject the exercise/conversion of such securities to a 4.99% or 9.99% beneficial ownership limitation. If the foregoing securities did not contain the Blocker Provision, Alpha would have beneficially owned approximately 60.6% of our outstanding Ordinary Shares (including Ordinary Shares underlying ADSs) prior to this offering.
(4)	Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP, or Anson, hold voting and dispositive power over the Common Shares held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Ordinary Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is 190 Elgin Ave; George Town, Grand Cayman.
(5)	Includes: (i) 63,242 ADSs (representing 2,529,680 Ordinary Shares); (ii) $2.69 million worth of debentures convertible into 1,517,593 ADSs (representing 60,703,720 Ordinary Shares); and (iii) warrants to purchase up to 1,168,227 ADSs (representing 46,729,080 Ordinary Shares). All of the warrants, the April 2019 Financing Debentures and the Greenshoe Debentures have a blocker provision that subject the exercise/conversion of such securities to a 4.99% or 9.99% beneficial ownership limitation. If the foregoing securities did not contain the Blocker Provision, Anson would have beneficially owned approximately 66.6% of our outstanding Ordinary Shares (including Ordinary Shares underlying ADSs) prior to this offering.
(6)	DiviNetworks is a private company incorporated in Israel. To our knowledge, DiviNetworks does not have a controlling shareholder or other person that has voting or dispositive power over the securities owned by DiviNetworks. Subject to applicable law, the board of directors, and in certain instances, the shareholders of DiviNetworks, have voting and dispositive power over the securities owned by DiviNetworks. The address of DiviNetworks is HaArba’a St 30, Tel Aviv, Israel 6473926.
(7)	Yaacov Rosenfeld has voting and dispositive power over the securities owned by Baroma AG. The address of Baroma AG is Bitzoghoferstr. 9, 6060 Sarnen, Switzerland.
(8)	Barak Avitbul has voting and dispositive power over the securities owned by O.R.B. Spring. The address of O.R.B. Spring Ltd. is HaArba’a St 30, Tel Aviv, Israel 6473926.

PLAN OF DISTRIBUTION

Each of the selling shareholders of the ADSs and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their ADSs covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the Ordinary Shares or the ADSs are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

●	block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker dealer as principal and resale by the broker dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker dealers that agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker dealers engaged by the selling shareholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling shareholders (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the ADSs or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ADSs in the course of hedging the positions they assume. The selling shareholders may also sell ADSs short and deliver these ADSs to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these ADSs. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of ADSs offered by this prospectus, which ADSs such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the ADSs may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the ADSs purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed us that it does not currently have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the ADSs.

We are required to pay certain fees and expenses incurred by us incident to the registration of the ADSs. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the ADSs may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the ADSs have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The ADSs will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the ADSs covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the ADSs may not simultaneously engage in market making activities with respect to the ADSs for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the ADSs by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Certain legal matters governed by Israeli law will be passed upon for us by Lipa Meir & Co., Tel Aviv, Israel.

EXPERTS

The financial statements of Safe-T Group Ltd. incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2018 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the company’s ability to continue as a going concern as described in Note 1(c) to the financial statements) of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of NetNut Ltd. included in Exhibit 99.1 of Safe-T Group Ltd.’s Report on Form 6-K dated September 11, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the company’s ability to continue as a going concern as described in Note 1(c) to the financial statements) of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

EXPENSES

The following are the estimated expenses related to the filing of the registration statement of which this prospectus forms a part, all of which will be paid by us. In addition, we may incur additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. If required, any such additional expenses will be disclosed in a prospectus supplement.

SEC registration fee	$1,074.10
Legal fees and expenses	$10,000
Accounting fees and expenses	$4,999.90
Miscellaneous	1,000
Total	$17,074

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	Annual Report on Form 20-F for the year ended December 31, 2018, filed on March 26, 2019 (File No. 001-38610);

●	The IFRS financial results included in the registrant’s Reports on Form 6-K furnished to the Commission on March 26, 2019, June 13, 2019 and November 27, 2019;

●	Reports on Form 6-K furnished on March 28, 2019, April 2, 2019, April 8, 2019, April 9, 2019, April 10, 2019, April 11, 2019, April 15, 2019, May 1, 2019, May 13, 2019, May 16, 2019, May 23, 2019, May 28, 2019, June 13, 2019, June 20, 2019, June 25, 2019, June 26, 2019, July 1, 2019, July 2, 2019, July 18, 2019, July 24, 2019, July 29, 2019, August 1, 2019, August 21, 2019, August 29, 2019, August 30, 2019, September 9, 2019 (with respect to the first, second and third paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K), September 12, 2019, September 23, 2019, September 25, 2019, September 26, 2019, October 3, 2019 (with respect to the first through third paragraphs, the fifth paragraph and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K), October 7, 2019, October 17, 2019, November 1, 2019, November 12, 2019, December 4, 2019, December 9, 2019, December 11, 2019 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K), December 12, 2019 (with respect to the first paragraph and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K), December 17, 2019 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K), December 23, 2019, December 26, 2019, December 30, 2019, January 2, 2020, January 13, 2020 (with respect to the first through fourth paragraphs, the sixth paragraph and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K1), and January 28, 2020.

●	The description of our Ordinary Shares and ADSs contained in the registrant’s registration statement on Form 8-A (File No. 001-38610), as amended, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: Safe-T Group Ltd., 8 Abba Eban Avenue, Herzliya, 4672526 Israel. Attention: Shai Avnit, Chief Financial Officer, telephone number: +972-9-8666110.

[1]	With respect to our Form 6-K furnished on January 13, 2020, the preliminary financial data for the quarter and year ended December 31, 2019 has been prepared by, and is the responsibility of management. Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, has not audited, reviewed, compiled or applied agreed upon procedures with respect to the preliminary financial data. Accordingly, Kesselman & Kesselman does not express an opinion or any other form of assurance with respect thereto. There can be no assurance that these results will not change and estimates made in preparing this financial data are subject to risks and uncertainties.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC relating to the securities offered by this prospectus, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov. We maintain a corporate website at http://safe-t.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Lipa Meir & Co, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the judgment is final and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to the law or public policy in Israel nor likely to impair the security or sovereignty of Israel;

●	the judgment was not obtained by fraud and does not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli CPI plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Indemnification

The Israeli Companies Law 5759-1999, or the Companies Law, and the Israeli Securities Law, 5728-1968, or the Securities Law, provide that a company may indemnify an office holder against the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

●	a financial liability imposed on him or her in favor of another person by any judgment concerning an act performed in his or her capacity as an office holder, including a settlement or arbitrator’s award approved by a court;

●	reasonable litigation expenses, including attorneys’ fees, expended by the office holder (a) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (1) no indictment (as defined in the Companies Law) was filed against such office holder as a result of such investigation or proceeding; and (2) no financial liability as a substitute for the criminal proceeding (as defined in the Companies Law) was imposed upon him or her as a result of such investigation or proceeding, or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; or (b) in connection with a monetary sanction;

●	reasonable litigation expenses, including attorneys’ fees, expended by the office holder or imposed on him or her by a court: (1) in proceedings that the company institutes, or that another person institutes on the company’s behalf, against him or her; (2) in a criminal proceedings of which he or she was acquitted; or (3) as a result of a conviction for a crime that does not require proof of criminal intent; and

●	expenses incurred by an office holder in connection with an Administrative Procedure under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees. An “Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) to the Securities Law.

The Companies Law also permits a company to undertake in advance to indemnify an office holder, provided that if such indemnification relates to financial liability imposed on him or her, as described above, then the undertaking should be limited and shall detail the following foreseen events and amount or criterion:

●	to events that in the opinion of the board of directors can be foreseen based on the company’s activities at the time that the undertaking to indemnify is made; and

●	in amount or criterion determined by the board of directors, at the time of the giving of such undertaking to indemnify, to be reasonable under the circumstances.

We have entered into indemnification agreements with all our directors and with all members of our senior management. Each such indemnification agreement provides the office holder with indemnification permitted under applicable law and up to a certain amount, and to the extent that these liabilities are not covered by directors and officers insurance.

Exculpation

Under the Companies Law, an Israeli company may not exculpate an office holder from liability for a breach of his or her duty of loyalty, but may exculpate in advance an office holder from his or her liability to the company, in whole or in part, for damages caused to the company as a result of a breach of his or her duty of care (other than in relation to distributions), but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association provide that we may exculpate, in whole or in part, any office holder from liability to us for damages caused to the company as a result of a breach of his or her duty of care, but prohibit an exculpation from liability arising from a company’s transaction in which our controlling shareholder or officer has a personal interest. Subject to the aforesaid limitations, under the indemnification agreements, we exculpate and release our office holders from any and all liability to us related to any breach by them of their duty of care to us to the fullest extent permitted by law.

Limitations

The Companies Law provides that the Company may not exculpate or indemnify an office holder nor enter into an insurance contract that would provide coverage for any liability incurred as a result of any of the following: (1) a breach by the office holder of his or her duty of loyalty unless (in the case of indemnity or insurance only, but not exculpation) the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice us; (2) a breach by the office holder of his or her duty of care if the breach was carried out intentionally or recklessly (as opposed to merely negligently); (3) any act or omission committed with the intent to derive an illegal personal benefit; or (4) any fine, monetary sanction, penalty or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders.

Our amended and restated articles of association permit us to exculpate (subject to the aforesaid limitation), indemnify and insure our office holders to the fullest extent permitted or to be permitted by the Companies Law.

Item 9. Exhibits

Exhibit Number	Description of Document

4.1*	Amended and Restated Articles of Association of Safe-T Group Ltd. (previously filed by the Registrant on January 29, 2020).

4.2	Form of Amended and Restated Deposit Agreement dated August 16, 2018 (filed as Exhibit 1 to the Post-Effective Amendment No. 2 to Form F-6 (File No. 333-218251) filed on July 31, 2018, and incorporated herein by reference).

4.3	Specimen American Depositary Receipt (included in Exhibit 4.2).

4.4	Form of Share and Asset Purchase Agreement, dated April 4, 2019 (filed as Exhibit 99.1.C to Form 6-K (File No. 333-38610) filed on April 11, 2019, and incorporated herein by reference).

4.5	Securities Purchase Agreement dated August 30, 2019 (filed as exhibit 99.2 to Form 6-K (File No. 001-38610) filed on August 30, 2019, and incorporated herein by reference).

4.6	Form of Debenture (filed as exhibit 99.3 to Form 6-K (File No. 001-38610) filed on August 30, 2019, and incorporated herein by reference).

4.7	Registration Rights Agreement dated August 30, 2019 (filed as exhibit 99.4 to Form 6-K (File No. 001-38610) filed on August 30, 2019, and incorporated herein by reference).

4.8	Securities Purchase Agreement dated October 31, 2019 (filed as exhibit 99.1 to Form 6-K (File No. 001-38610) filed on November 12, 2019, and incorporated herein by reference).

4.9	Form of Debenture issued by the Company to Alpha Capital Anstalt under the Securities Purchase Agreement dated October 31, 2019 (filed as exhibit 99.2 to Form 6-K (File No. 001-38610) filed on November 12, 2019, and incorporated herein by reference).

4.10	Registration Rights Agreement dated October 31, 2019 (filed as exhibit 99.3 to Form 6-K (File No. 001-38610) filed on November 12, 2019, and incorporated herein by reference).

4.11	Securities Purchase Agreement dated December 23, 2019 (filed as exhibit 10.1 to Form 6-K (File No. 001-38610) filed on December 30, 2019, and incorporated herein by reference).

4.12	Form of Debenture issued by the Company to investors under the Securities Purchase Agreement dated December 26, 2019 (filed as exhibit 4.1 to Form 6-K (File No. 001-38610) filed on December 30, 2019, and incorporated herein by reference).

4.13	Registration Rights Agreement dated December 23, 2019 (filed as exhibit 10.2 to Form 6-K (File No. 001-38610) filed on December 30, 2019, and incorporated herein by reference).

5.1*	Opinion of Lipa Meir & Co (previously filed by the Registrant on January 29, 2020).

23.1*	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, with respect to the financial statements of Safe-T Group Ltd. (previously filed by the Registrant on January 23, 2020).

23.2*	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, with respect to the financial statements of NetNut Ltd. (previously filed by the Registrant on January 23, 2020).

23.3*	Consent of Lipa Meir & Co (included in Exhibit 5.1). (previously filed by the Registrant on January 29, 2020).

24.1*	Power of Attorney (previously filed by the Registrant on January 23, 2020).

*	Previously filed.

Item 10. Undertakings

(a)	The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the Registrant is relying on Rule 430B:

A.	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, the City of Herzliya, State of Israel on February 20, 2020.

SAFE-T GROUP LTD.

By:	/s/ Shachar Daniel
Shachar Daniel
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated:

/s/ Shachar Daniel	Chief Executive Officer, Director (Principal Executive Officer)	February 20, 2020
Shachar Daniel

/s/ Shai Avnit	Chief Financial Officer (Principal Financial and Accounting Officer)	February 20, 2020
Shai Avnit

*	Director, Chairman of the Board of Directors	February 20, 2020
Chen Katz

*	Director, President	February 20, 2020
Amit Mizhar

*	Director	February 20, 2020
Eylon Geda

/s/ Lior Vider*	Director	February 20, 2020
Lior Vider

*	Director	February 20, 2020
Yehuda Halfon

*	Director	February 20, 2020
Moshe Tal

* By:	/s/ Shachar Daniel
Shachar Daniel
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned duly authorized representative in the United States of Safe-T Group Ltd., has signed this registration statement on February 20, 2020.

Safe-T USA Inc.

/s/ Amir Mizhar
Amir Mizhar, Director